[MCGLADREY & PULLEN LETTERHEAD]






                                                                  March 15, 2005


Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read SI Financial Group, Inc.'s statements included under Item 4.01(a) of its Form 8-K dated March 15, 2005, and we agree with such statements concerning our Firm.


/s/ McGladrey & Pullen, LLP